Filed by TekInsight.com,Inc.
                                       pursuant to Rule 425 under the Securities
                                       Act of 1933, as amended.

                                       Subject Company: Data Systems Network
                                       Corporation
                                       Commission File No.: 33-336044


FOR IMMEDIATE RELEASE

FOR MORE INFORMATION, CONTACT:
Melissa Beck
Edelman Public Relations Worldwide
312-240-3376
melissa_beck@edelman.com

Julie Hall
Edelman Public Relations Worldwide
312-297-7525
julie_hall@edelman.com

            TEKINSIGHT.COM LAUNCHES TEKINSIGHT E-GOVERNMENT SERVICES

    New e-government unit uses extensive experience to build Internet-enabled infrastructure and applications for state and local government

NEW YORK - MAY 18, 2000 - TekInsight.com (NASDAQ: TEKS-TEKSW), an Internet development company that offers software and services based on its Streaming XML(TM) technology and Data Systems Network Corporation (OTCBB: DSYS), a provider of enterprise services with a focus on state and local governments, announced today the formation of TekInsight e-Government Services (http://egov.tekinsight.com), a joint marketing effort design to serve large and medium-sized municipalities, states and government agencies. In January 2000, TekInsight announced the intent to acquire Data Systems.

The formation of TekInsight e-Government Services follows TekInsight's announcement that the company has completed the acquisition of bigtechnologies, Inc., an Internet solutions firm specializing in the development of e-government sites with advanced transactional applications, such as the one built for the City of Boston.

"The Internet has changed the way the world conducts business, and it was only a matter of time before governments looking to increase efficiency and deliver better service followed suit. States, municipalities and government agencies that have taken advantage of the Internet by offering online services to their constituents are already receiving political and economic benefits," said Kyle Tager, General Manager of TekInsight e-Government Services.

Tager continued, "We understand that government works because of the hard work of committed employees. TekInsight e-Government Services is designed to make their jobs easier, so they can make the lives of their constituents easier. Ultimately, the people are what it's all about. And many of them have grown cynical, expecting the worst in their dealings with government, and often getting just that. If governments take steps to



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increase their efficiency and reduce their operating costs while providing better, faster service, we're confident many of these people will change their views."

Public Technology, Inc. (PTI) estimates that the majority of local governments will be looking to take transactions online in the next year and virtually all large and medium-sized governments will be looking to conduct online transactions by 2002.

"Similar to private sector companies, governmental organizations are realizing that to offer their services online, they must develop new ways to serve people online," said Alexander Kalpaxis, Chairman and CTO of TekInsight.com. "TekInsight's unique Streaming XML(TM) technology will let government workers provide those services in real-time while allowing more cost-effective development and deployment of their e-Government Services."

The TekInsight e-Government Services team first creates the municipality's Web site, if the site is not already developed. After Web site development, TekInsight will create and install an e-Government Operating System (OS), which contains all of the important security features, including encryption, digital signatures, imaging, credit card payment validation, and integration necessary to protect constituents' transactions. The e-Government OS also allows employees to access a server to locate a variety of "back-end" forms, enabling easy updates to items such as community calendars, job postings, press releases and directories.

Once the e-Government OS is installed, the e-Government Services team utilizes a unique suite of software modules, each providing a different online service tailored to the unique needs of the specific government's constituents. The modules are "hooked" into existing Web sites and databases, allowing for a seamless, real-time transfer of information. Additional modules will be added in the future. Current modules include:

o Tax/Violation Payments - Addresses all types of taxes and violations, allowing constituents to browse through pertinent information, look up what he or she owes, and make payments, all from the comfort of their home. And by utilizing back-end user tools, government employees can search for payments made, reconcile, post information, and create user-designed reports.

o Permitting - This module is especially useful if a person is renovating a house or starting a business. Individuals and businesses can file permits online, 24 hours a day. Fees, if any, can be paid with a credit card, and back-end forms enable government employees to view and approve applications online.

o Licensing - Provides forms in which the government can display information about how to obtain a license, the proper documentation required, and any renewal guidelines. The licensing module allows users to apply online for documents such as incorporation papers, driver's license renewals and marriage certificates.

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o    Deeds - Allows individuals to access all information pertaining to a deed and to view the actual deed images online prior to requesting certified copies. The deed module allows the government to accept payments for those copies.

o Procurement - A major activity that all governments have in common is the need to procure items. Requests for Proposal (RFPs) are placed online to ensure maximum distribution. Each can be downloaded, printed and sent back through the mail or online. Customized reports can sort the responses for easy review and award. This module is currently under development.

o My Government - With the "My Government" module, all of a constituent's information, from every department, can be found in one centralized location. For example, a user can verify that a payment was credited, search for the name of the local police captain, find out when certain voting polls close and discover whether his or her home remodeling permit application was approved.

The e-Government Services team can also install freestanding e-kiosks in conveniently accessible areas. This will benefit those constituents that do not have access to a computer, bridging the digital divide allowing for better service to all of a government's constituents.

TekInsight e-Government Services' people have 15 years of experience installing and upgrading total systems for government, in a quick and efficient fashion. Successful implementations include e-Government initiatives with the City of Boston (www.cityofboston.com), the Suffolk County Registry of Deeds (www.suffolkdeeds.com), the State of Florida and the State of Louisiana.

AWARD-WINNING E-GOVERNMENT EXPERIENCE

The City of Boston e-government program has received awards from Government Technology Magazine for the "Best of the Web" in local government, Yahoo! Internet Life for a perfect "10" in content development and first place for innovation on the web from Public Technology, Inc. (PTI).

TekInsight e-Government Services engagements include application development, integration and support. TekInsight e-Government systems include full management and trending features that allow for continuous status and performance monitoring, ensuring that systems are highly available and running at peak performance. Technical support help desks are available, 24 hours per day, seven days a week.

ABOUT TEKINSIGHT.COM

TekInsight.com is a world-class Internet development company that offers software and services based on its Streaming XML(TM) technology, which harnesses the vast amount of information by streaming it into XML and compressing the format for real-time storage and presentation. TekInsight's customers include the city of Boston, state of Louisiana,

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state of New York, state of Florida, Microsoft, IBM and other Fortune 500 companies. The company's proprietary technology includes various web-based diagnostic software agents and web-based e-commerce performance and analysis tools. In April 2000, TekInsight.com, Inc. announced the availability of its first of several software agents, BugSolver(TM) Developer. BugSolver Developer helps software development personnel provide virtually instant, accurate answers to desktop/mobile computer users when a hardware or software failure occurs.

ABOUT DATA SYSTEMS NETWORK CORPORATION

Data Systems Network Corporation has more than 14 years of experience providing strategic technology solutions to Fortune 1000 companies and state and local government agencies. The company provides a wide range of services, including Applications Development, Network Services, Enterprise Management, Help Desk and E-Commerce Services. Data Systems utilizes TekInsight.com's Streaming XML(TM) technology to rapidly develop applications and solutions for clients. For more information, please visit WWW.DATASYSTEMS.COM.

                                      # # #

FORWARD LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, certain risks associated with the operation of the company described above, government regulation, and general economic and business conditions. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward looking statements contained herein should not be regarded as representations by TekInsight.com, or any other person that the projected outcomes can or will be achieved.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

TekInsight.com filed a Registration Statement on SEC Form S-4 in connection with the merger on May 1, 2000 (SEC file # 33-336044), and TekInsight.com and Data Systems expect to mail a Joint Proxy Statement/Prospectus to shareholders of TekInsight.com and Data Systems containing information about the merger. Investors and shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus. The Registration Statement and the Joint Proxy Statement/Prospectus contain important information about TekInsight.com, Data Systems, the merger, the persons soliciting proxies relating to the merger, their interests in the merger, and other related matters. TekInsight and its officers and directors may be deemed participants in the solicitation of proxies from its stockholders with respect to the transactions contemplated by the merger agreement and may have an interest either directly or indirectly by virtue of their security holdings or otherwise. Information regarding such officers and directors is included in the Registration Statement and the Joint Proxy Statement/ Prospectus. Data Systems and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Data Systems with respect to the transactions contemplated by the merger agreement and may have an interest either directly or indirectly by virtue of their security holdings or otherwise. Information regarding such officers and directors is included in the Registration Statement and the Joint Proxy Statement/Prospectus. Investors and shareholders will be able to obtain free copies of these documents through the website maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. Free copies of the Joint Proxy Statement/Prospectus and these other documents may

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also be obtained from TekInsight.com by directing a request to TekInsight.com,
Inc., 5 Hanover Square, 24th Floor, New York, New York 10004, attention: Arion Kalpaxis, telephone: (212) 278-8520.

In addition to the Registration Statement and the Joint Proxy Statement/Prospectus, TekInsight.com and Data Systems file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by TekInsight.com or Data Systems at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549 or at any of the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. TekInsight.com's and Data Systems' filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov